EXHIBIT 10.1

TRANSITION SERVICES AGREEMENT
BETWEEN
VALERO SERVICES, INC.
AND
CST BRANDS, INC.
DATED AS OF [•], 2013

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), made and entered into effective as of [•], is by and between Valero Services, Inc., a Delaware corporation (“VSI”), and CST Brands, Inc., a Delaware corporation (“Corner Store”), both indirect wholly owned subsidiaries of Valero Energy Corporation (“Valero”). VSI and Corner Store are sometimes herein referred to individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in Article I.
RECITALS
WHEREAS, Valero has determined that it would be appropriate, desirable and in the best interests of Valero and the shareholders of Valero to separate the Corner Store Business from Valero;
WHEREAS, Valero and Corner Store have entered into the Separation and Distribution Agreement, dated[•], 2012 (the “Separation Agreement”), in connection with the separation of the Corner Store Business from Valero and the Distribution of Corner Store Common Stock to shareholders of Valero;
WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of Corner Store and its subsidiaries from Valero; and
WHEREAS, in order to ensure an orderly transition under the Separation Agreement, it will be necessary for VSI to provide certain corporate, general and administrative services to Corner Store on an interim, transitional basis;
NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, VSI and Corner Store hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1Definitions. As used herein, the following terms shall have the following meanings, unless context clearly requires otherwise, and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement:

“Additional Services” has the meaning ascribed to such term in Section 2.1(b).
“Applicable Rate” means the Prime Rate plus two percent (2.0%), or such lower rate as may from time to time represent the maximum rate of interest payable under applicable law.
“Applicable Services Termination Date” means, with respect to each Service, the earlier of (A) the Expiration Date, (B) the date on which the Service terminates pursuant to Section 2.1(d)(i), or (C) the date on which Corner Store terminates such Service pursuant to Section 2.1(d)(ii).

“Corner Store” collectively means CST Brands, Inc. and its direct and indirect wholly-owned subsidiaries.
“Expiration Date” means the date which is eighteen (18) months after the Distribution Date.
“Service” means any one of the services listed in Section 2.1(a), and any Additional Services, with two or more of such Services collectively referred to as “Services”.
“VSI Parties” collectively means VSI and one or more of its Affiliates.
Section 1.2Rules of Construction. The Recitals to this Agreement are made a part hereof for all purposes. In this Agreement, terms defined in the singular have the corresponding meanings in the plural, and vice versa. All references to Sections and Articles refer to sections and articles of this Agreement, and all references to Annexes, Exhibits, Schedules or Attachments refer to annexes, exhibits, schedules or attachments to this Agreement, which are attached hereto and made a part hereof for all purposes. The word “including” means “including, but not limited to.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

ARTICLE II
PROVISION OF SERVICES

Section 2.1Provision of Services by VSI.
(a)Services to be Provided. Commencing on the Distribution Date, subject to the other provisions of this Agreement, VSI shall provide or cause to be provided to Corner Store each of the Services described in the Annexes to this Agreement, for the time period and upon the terms and conditions set forth in each Annex.
(b)Nature and Quality of Services; Additional Services. The quality of the Services shall be substantially similar to those provided to other Affiliates of VSI, and, where applicable, substantially consistent with the quantity and scope of the Services provided to Corner Store by the VSI Parties prior to the Distribution Date. Prior to the first anniversary of the Distribution Date, if one of the Parties identifies any commercial or other service that is needed by it to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated by the Separation Agreement, and that is not otherwise governed by the provisions of the Separation Agreement or any Ancillary Agreement, the Parties will cooperate in determining whether there is a mutually acceptable basis on which the other Party will provide such service. Any such additional services that VSI may provide Corner Store are herein referred to as “Additional Services”. VSI shall not be obligated to provide Services from or at any other location other than Valero’s corporate headquarters located at One Valero Way, San Antonio, Texas.
(c)Limitations; Resource Allocations. Corner Store acknowledges that VSI provides similar services to itself and other Valero Affiliates. Consequently, VSI may, from time to time, experience competing demands for its various services. Accordingly, Corner Store agrees that VSI may use its reasonable discretion in prioritizing requests for service delivery among Corner Store and other Valero Affiliates, in each case consistent with past practices; provided that VSI communicates scheduling issues associated with the delivery of any particular service hereunder with the relevant Corner Store personnel, and VSI makes reasonable efforts to accommodate requests for services (provided such services requested are consistent with services provided to Corner Store by VSI prior to the Distribution Date). VSI shall not be required to add or retain staff, equipment, facilities or other resources in order to provide any Service. VSI shall have the right to outsource all or portions of some Services to qualified third parties if VSI deems it necessary in order to enable VSI’s and its Affiliates’ personnel to continue to adequately perform their other job functions.
(d)Cancellation of Services prior to Expiration Date.
(i)Subject to clause (ii) of this Section 2.1(d), VSI shall have no obligation to provide any Service beyond (A) the termination date for such Service as provided in the applicable Annex for such Service or, if the applicable Annex does not specify a termination date for the Service, then (B) the Expiration Date.
(ii)Corner Store shall have the option to terminate this Agreement or any one or more of the Services at any time prior to the Expiration Date, provided that Corner Store gives VSI at least 30 days prior written notice of its election to exercise such option.
(iii)Following the Applicable Services Termination Date and except as otherwise agreed to by VSI and Corner Store, neither VSI nor Corner Store will be under any further obligation with respect to any Service so terminated; provided that Corner Store will remain obligated for any Service Fees for the terminated Service through the Applicable Services Termination Date and any Direct Charges related to such Service.
Section 2.2VSI Fees for Services.
(a)Service Fees.
(i)Corner Store shall pay to VSI a monthly fee (each a “Service Fee”) for each of the Services as specified on the applicable Annex for each Service (subject to adjustment as set forth in clause (iii) immediately below) for each month up to and including the month in which the Applicable Services Termination Date for each such Service occurs. Notwithstanding the foregoing, certain Service Fees are identified on the Annexes as being payable on other than a monthly basis, in which case each such Service Fee shall be payable as set forth on the applicable Annex. Corner Store shall be responsible for all applicable taxes imposed on the performance of the Services, other than any taxes imposed on VSI’s income.
(ii)Except as otherwise noted on the Annexes, the Service Fee for each Service shall be increased on January 1, 2014 and on January 1 of each succeeding calendar year by a percentage amount equal to the most recently implemented general annual merit increase (expressed as a percentage) for VSI employees working at Valero’s corporate headquarters. For example, assuming that VSI employees receive their annual merit increase on July 1 of each calendar year, the percentage increase in the Service Fees that takes effect on January 1, 2014 shall equal the general merit increase percentage for VSI employees that went into effect on July 1, 2013.
(iii)For any Service Fee based upon full time employee (FTE) calculations or estimated total annual hours for a particular Service, VSI has provided an estimated FTE number or Total Annual Hours (“Basis”) in the applicable Annex that is based upon 2012 calculations for such Service. On a semi-annual basis, or earlier if requested by either Party, the Parties shall meet to discuss and modify Basis calculations. Any modifications to the Service Fees and or Basis shall be commemorated by an amendment to applicable Annex(es) signed by both Parties.
(b)    Direct Charges. In addition to the fees set forth above, and except as may otherwise be set forth in any Ancillary Agreement, to the extent practicable, the following items will be directly charged to Corner Store (“Direct Charges”): (1) all third party expenses directly related to Corner Store or the Stations, including, but not limited to, outside legal fees, outside accounting fees, fees and expenses of external advisors and consultants, (2) costs associated with any telecommunications contracts or information service licenses to the extent related or arising out of the assignment of any such contracts or licenses to Corner Store, and (3) insurance costs, including but not limited to, general liability, automobile liability, comprehensive liability, excess liability, property and directors and officers.
Section 2.3Payment of Fees.
(a)     Except where other billing and/or payment terms are expressly set forth in any Annex hereto, on or before the 15th day of each month during the term of this Agreement, VSI shall make a diligent effort to submit to Corner Store an invoice for the Services provided hereunder during the immediately preceding calendar month. Except for amounts being disputed by Corner Store in good faith in accordance with Section 2.5, Corner Store shall remit payment within thirty (30) days after its receipt of such invoice. Unless otherwise agreed to in writing, Corner Store shall remit all funds due under this Agreement to VSI either by wire transfer or Automated Clearing House (ACH) in immediately available funds. VSI’s wiring instructions are as follows (VSI may revise these from time to time upon notice to Corner Store):
[•]
(b)    To the extent reasonably practicable, all third party invoices for Direct Charges shall be submitted to Corner Store for payment. For Direct Charges not paid directly by Corner Store, if any, VSI shall include such amounts in its monthly invoice to Corner Store.
Section 2.4Records Maintenance and Audits. VSI shall, for the time period required by applicable law after the termination of this Agreement, maintain records and other evidence sufficient to accurately and properly reflect the performance of the Services hereunder and the amounts due determined in accordance with Section 2.2. Corner Store or its representatives shall have reasonable access, after requesting such access in writing in advance, during normal business hours to such records for the purpose of auditing and verifying the accuracy of the invoices submitted regarding such amounts due. Any such audits performed by or on behalf of Corner Store shall be at Corner Store’s sole cost and expense. Corner Store shall have the right to audit VSI’s books for a period of one (1) year after the month in which the Services were rendered, except in those circumstances where contracts by VSI or any of its Affiliates with third parties limit the audit period to less than one year.
Section 2.5Disputed Amounts. In the event of a good-faith dispute as to the amount and/or propriety of any invoices or any portions thereof submitted pursuant to Section 2.3, if any, Corner Store shall pay all undisputed charges on such invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify VSI in writing of such disputed amounts and the reasons each such charge is disputed. Upon written request, VSI shall use commercially reasonable efforts to provide Corner Store with sufficient records relating to the disputed charge so as to enable the Parties to resolve the dispute. In the event the Parties are unable to resolve the dispute within 30 days after the invoice becomes due, the matter shall be submitted to [•], or such other accounting firm as the Parties shall agree. The fees and expenses related to such resolution of the dispute by such firm shall be borne 50% by Corner Store and 50% by VSI. Corner Store shall remit payment of the amount determined by such firm to be properly payable not later than ten (10) days following such determination, together with interest thereon calculated daily at the Applicable Rate. In the event of any overpayments by Corner Store, VSI agrees to promptly (a) refund any such overpaid amount to Corner Store, as well as (b) pay interest on the overpayment calculated daily at the Applicable Rate. The determination of such accounting firm in resolution of the dispute shall be final and binding upon the Parties and enforceable by either Party in any court of competent jurisdiction, absent fraud or manifest error. So long as the Parties are attempting in good faith to resolve the dispute, neither Party shall be entitled to terminate the Services related to, or the cause of, the disputed amounts.
Section 2.6Undisputed Amounts. Any statement or payment not disputed in writing by either Party within one year of the date of such statement or payment shall, absent fraud or manifest error, be considered final and binding and no longer subject to dispute or adjustment.
ARTICLE III
CONFIDENTIALITY

Section 3.1Each Party acknowledges that in connection with its performance under this Agreement, it may gain access to confidential material and information that is proprietary to the other Party. Unless otherwise required by applicable law, each Party agrees:
(a)    to hold such material and information in strict confidence and not make use thereof other than for performance under or enforcement of this Agreement or the operation of the receiving Party’s business;
(b)    to reveal such material and information only to those employees, advisors and contractors requiring such information in connection with the performance of the Services or the operation of the receiving Party’s business only after such employees, advisors or contractors agree to be bound by this confidentiality provision; and

(c)    not to reveal such material and information to any third person, except as necessary in connection with the performance or evaluation of the Services or the operation of the receiving Party’s business, and then only to the extent that such persons agree to be bound by the confidentiality obligations set forth herein.
Section 3.2Notwithstanding the provisions of Section 3.1, a Party may disclose confidential information it has received from the other Party where required in any legal proceedings or by any governmental authority having jurisdiction, but in such event, the receiving Party will provide the disclosing Party with prompt prior notice so that the disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that the disclosing Party is unable to obtain such protective order or other appropriate remedy, the receiving Party will furnish only that portion of the confidential information which it is advised by a written opinion of its counsel is legally required, and will give the disclosing Party written notice of the information to be disclosed as far in advance as practicable, and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information so disclosed.
Section 3.3This confidentiality provision shall survive for a period of two (2) years following the expiration or termination of this Agreement.
ARTICLE IV
MISCELLANEOUS

Section 4.1Termination. This Agreement shall terminate on the Expiration Date, unless terminated earlier pursuant to Section 2.1(d).
Section 4.2No Third Party Beneficiaries. The provisions of this Agreement are enforceable solely by the Parties to the Agreement and no assignee or other person shall have the right, separate and apart from the Parties hereto, to enforce any provisions of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement; provided, however, that the limitations of liability in Section 4.4 shall inure to the benefit of, and be enforceable by, VSI and each of its Affiliates.
Section 4.3No Fiduciary Duties. It is expressly understood and agreed that this Agreement is a purely commercial transaction between VSI and Corner Store and that nothing stated herein shall operate to create any special or fiduciary duty that either Party or any of its Affiliates shall owe to the other Party or vice versa. Nothing stated herein shall obligate or require VSI to do anything which VSI deems to be detrimental or injurious to any other business or commercial activities of either VSI or any of its Affiliates, and it is expressly understood and agreed that VSI shall be obliged to exert only commercially reasonable efforts in providing Services hereunder.
Section 4.4Limited Warranty; Limitation of Liability
VSI represents that it will use reasonable care in providing Services to Corner Store, and such Services shall be provided by VSI in accordance with all applicable laws, rules, and regulations. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, ALL SERVICES

AND PRODUCTS ARE RENDERED AND PROVIDED TO CORNER STORE AS IS, WHERE IS, WITH ALL FAULTS, AND VSI MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR CORNER STORE. FURTHERMORE, CORNER STORE MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO VSI BY ANY PARTY (INCLUDING, AN AFFILIATE OF VSI) PERFORMING SERVICES ON BEHALF OF VSI HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO CORNER STORE.

IT IS EXPRESSLY UNDERSTOOD BY CORNER STORE THAT VSI AND ITS AFFILIATES SHALL HAVE NO LIABILITY FOR THE FAILURE TO PERFORM ANY SERVICES HEREUNDER AND FURTHER THAT VSI AND ITS AFFILIATES SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY ANY THIRD PARTY, UNLESS IN EITHER EVENT SUCH SERVICES ARE PROVIDED IN A MANNER THAT CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF VSI OR ITS AFFILIATES. CORNER STORE AGREES THAT THE REMUNERATION PAID TO VSI HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES. IN NO EVENT SHALL VSI BE LIABLE TO CORNER STORE OR ANY OTHER PERSON FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOSS OF GOODWILL, OR LOST OPPORTUNITIES, RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF VSI, ANY VSI AFFILIATE, OR ANY THIRD PARTY PROVIDER OR WHETHER VSI, ANY VSI AFFILIATE, OR THE THIRD PARTY PROVIDER ARE CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT. TO THE EXTENT ANY THIRD PARTY PROVIDER HAS LIMITED ITS LIABILITY TO VSI OR ITS AFFILIATE FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, CORNER STORE AGREES TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO CORNER STORE BY SUCH THIRD PARTY PROVIDER UNDER VSI’S OR SUCH AFFILIATE’S AGREEMENT. EXCEPT IN CASES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, VSI’S AND ITS AFFILIATES’ COLLECTIVE MAXIMUM LIABILITY TO CORNER STORE WITH RESPECT TO ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED IN THE AGGREGATE TO THE AMOUNT PAYABLE HEREUNDER BY CORNER STORE (EXCLUDING DIRECT CHARGES).
Section 4.5Force Majeure. If any Party to this Agreement is rendered unable by force majeure to carry out its obligations under this Agreement, other than a Party’s obligation to make payments as provided for herein, that Party shall give the other Party prompt written notice of the force majeure with reasonably full particulars concerning it. Thereupon, the obligations of the Party giving the notice, insofar as they are affected by the force majeure, shall be suspended during, but no longer than the continuance of, the force majeure. The affected Party shall use all reasonable diligence to remove or remedy the force majeure situation as quickly as practicable.
The requirement that any force majeure situation be removed or remedied with all reasonable diligence shall not require the settlement of strikes, lockouts or other labour difficulty by the Party involved, contrary to its wishes. Rather, all such difficulties may be handled entirely within the discretion of the Party concerned.
The term “force majeure” means any one or more of: (a) an act of God, (b) a strike, lockout, labour difficulty or other industrial disturbance, (c) an act of a public enemy, war, blockade, insurrection or public riot, (d) lightning, fire, storm, flood or explosion, (e) governmental action, delay, restraint or inaction, (f) judicial order or injunction, (g) material shortage or unavailability of equipment, or (h) any other cause or event, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension.
Section 4.6Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments as may be required for a Party to provide the services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement.
Section 4.7Notices. Any notice, request, demand, direction or other communication required or permitted to be given or made under this Agreement to a Party shall be in writing and may be given by hand delivery, postage prepaid first-class mail delivery, delivery by a reputable international courier service guaranteeing next business day delivery or by confirmed facsimile to such Party at its address noted below:
(a)in the case of VSI, to:
Valero Services, Inc.
One Valero Way
San Antonio, Texas 78249

Attention:	General Counsel (Legal Notices)
Chief Financial Officer (Other Notices)

Facsimile:	[•]

(b)in the case of Corner Store, to:
CST Brands, Inc.
One Valero Way
San Antonio, Texas 78249

Attention:	General Counsel (Legal Notices)
Chief Financial Officer (Other Notices)

Facsimile:	[•]

or at such other address of which notice may have been given by such Party in accordance with the provisions of this Section.
Section 4.8Counterparts. This Agreement may be executed in several counterparts, no one of which needs to be executed by all of the Parties. Such counterpart shall be deemed to be an original and shall have the same force and effect as an original. All counterparts together shall constitute but one and the same instrument. Signed counterparts delivered via facsimile or via a “pdf” or other legible image file transmitted by electronic mail shall have the same binding effects as originals.
Section 4.9Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might refer the construction or interpretation hereof to the laws of another jurisdiction.
Section 4.10Dispute Resolution. Except as provided in Section 2.5 with respect to disputed amounts, the dispute resolution procedures set forth in Article IV of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability or validity hereof.
Section 4.11Binding Effect; Assignment. Except for the ability of VSI to cause one or more of the Services to be performed by a third party provider or an Affiliate of VSI, no Party shall have the right to assign or delegate its rights or obligations under this Agreement without the consent of the other Party.
Section 4.12Invalidity of Provisions. In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.
Section 4.13Compliance with Law. Corner Store represents and agrees that it and its Affiliates will use the Services provided hereunder only in accordance with all applicable law, and in accordance with the conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions made available or communicated by VSI to Corner Store or any of its Affiliates on an ongoing basis throughout the term of this Agreement. In performing the Services, VSI will comply and will cause its Affiliates to comply, with all applicable law. VSI reserves the right to take all actions, including termination of any particular Service or Services, that VSI reasonably believes to be necessary to assure compliance with applicable law (including specifically, but without limitation, any applicable antitrust laws and regulations); provided, however, that VSI will endeavor to provide Corner Store with as much prior notice as is reasonably practical before taking any such action.
Section 4.14Modification; Amendment. This Agreement may not be amended or modified except by a written instrument signed by both Parties hereto.

Section 4.15Waiver. No waiver by either Party of any term or breach of this Agreement shall be construed as a waiver of any other term or breach hereof or of the same or a similar term or breach on any other occasion.
Section 4.16Entire Agreement. This Agreement constitutes the whole and entire agreement between the Parties hereto and supersedes any prior agreement, undertaking, declarations, commitments or representations, verbal or oral, in respect of the subject matter hereof.
[Signatures of Parties on Next Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement with effect as of the date first above written.

VALERO SERVICES INC.
By:____________________________________
Name:
Title:

CST BRANDS, INC.
By:____________________________________
Name:
Title:

SIGNATURE PAGE TO SERVICES AGREEMENT